                                                                   Exhibit 10.24








                            ASSET PURCHASE AGREEMENT




                                 by and between

                           CALIFORNIA MICROWAVE, INC.

                                       and

                           CROWN INTERNATIONAL , INC.

                                TABLE OF CONTENTS


                                                                                           Page
                                                                                           ----
1.      Definitions..........................................................................1

2.      Purchase and Sale of Assets..........................................................1
        (a)    Basic Transaction.............................................................1
        (b)    Purchase Price................................................................2
        (c)    The Closing...................................................................3
        (d)    Additional Payments...........................................................3
        (e)    Assumed Liabilities...........................................................5
        (f)    Excluded Liabilities..........................................................6

3.      Representations and Warranties Concerning the Transaction............................7
        (a)    Representations and Warranties of Crown.......................................7
        (b)    Representations and Warranties of CMI.........................................7

4.      Representations and Warranties Concerning Crown and Crown Satellite..................8
        (a)    Qualification.................................................................8
        (b)    Title to Assets...............................................................9
        (c)    Financial Statements..........................................................9
        (d)    Events Subsequent to Most Recent Fiscal Month End.............................9
        (e)    Undisclosed Liabilities......................................................10
        (f)    Legal Compliance.............................................................10
        (g)    Real Property................................................................10
        (h)    Intellectual Property........................................................10
        (i)    Tangible Assets; Adequacy....................................................12
        (j)    Inventory....................................................................12
        (k)    Contracts....................................................................12
        (l)    Accounts Receivable..........................................................14
        (m)    Insurance....................................................................14
        (n)    Litigation...................................................................14
        (o)    Product Warranty.............................................................14
        (p)    Product Liability............................................................14
        (q)    Employee Benefits............................................................14
        (r)    Environment, Health, and Safety Matters......................................14
        (s)    Crown Satellite Products.....................................................15
        (t)    Year 2000 Readiness Disclosure...............................................15
        (u)    Disclosure...................................................................15

5.      Post-Closing Covenants..............................................................15

        (a)    General......................................................................15
        (b)    Litigation Support...........................................................15
        (c)    Transition...................................................................16
        (d)    Confidentiality..............................................................16
        (e)    Covenants Not to Compete.....................................................16
        (f)    Use of Business Names........................................................17
        (g)    Employees....................................................................17
        (h)    Accrued Expenses.............................................................17
        (i)    Warranty Work................................................................17

6.      Remedies for Breaches of This Agreement.............................................18
        (a)    Survival of Representations and Warranties...................................18
        (b)    Indemnification Provisions for Benefit of CMI................................18
        (c)    Indemnification Provisions for Benefit of Crown..............................18
        (d)    Matters Involving Third Parties..............................................19
        (e)    Notice.......................................................................20
        (f)    Indemnity Cap................................................................20

7.      Tax Matters.........................................................................20
        (a)    Cooperation on Tax Matters...................................................20
        (b)    Certain Taxes................................................................20
        (c)    Allocation of Purchase Price.................................................21
        (d)    Research and Development Credit..............................................21

8.      Termination.........................................................................21
        (a)    Termination of Agreement.....................................................21
        (b)    Effect of Termination........................................................21

9.      Miscellaneous.......................................................................21
        (a)    Press Releases and Public Announcements......................................21
        (b)    No Third-Party Beneficiaries.................................................22
        (c)    Entire Agreement.............................................................22
        (d)    Succession and Assignment....................................................22
        (e)    Sale of Assets...............................................................22
        (f)    Counterparts.................................................................22
        (g)    Headings.....................................................................22
        (h)    Notices......................................................................22
        (i)    Governing Law................................................................23
        (j)    Amendments and Waivers.......................................................23
        (k)    Severability.................................................................24
        (l)    Expenses.....................................................................24
        (m)    Construction.................................................................24
        (n)    Incorporation of Exhibits, Annexes, and Schedules............................24
10.     Definitions.........................................................................24

EXHIBITS, ANNEXES, SCHEDULE:

Exhibit A             Fixed Assets, Intellectual Property and Assumed Contracts

Exhibit B             Final Statement

Exhibit C             Inventory

Exhibit D             Historical Financial Statements

Exhibit E             Certain Employees




Annex I Exceptions to Crown's Representations and Warranties Concerning the Transaction

Annex II Exceptions to CMI's Representations and Warranties Concerning the Transaction

Disclosure Schedule   Exceptions to Representations and Warranties

                            ASSET PURCHASE AGREEMENT



        THIS AGREEMENT ("Agreement") is entered into as of November 19, 1998, by and between CALIFORNIA MICROWAVE, INC., a Delaware corporation ("CMI"), and CROWN INTERNATIONAL, INC., an Indiana corporation ("Crown"). CMI and Crown are sometimes referred to individually as a "Party" and, collectively, as the "Parties".

                                R E C I T A L S:

        Crown owns all of the Assets of its Crown Satellite business division ("Crown Satellite").

        This Agreement contemplates a transaction in which CMI will purchase from Crown, and Crown will sell to CMI, all of the Assets in return for cash. The Parties expect that the purchase will further certain of their business objectives, including, without limitation, CMI's development, marketing and sale of audio, data, data/ethernet broadcast and other products and services throughout the world.

                              P R O V I S I O N S:

        NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

1.      DEFINITIONS.

        All capitalized terms will have the meaning ascribed to them in Section 12 of this Agreement.

2.      PURCHASE AND SALE OF ASSETS.

        (a) BASIC TRANSACTION. On and subject to the terms and conditions of this Agreement, CMI agrees to purchase from Crown, and Crown agrees to sell to CMI, all of the Assets for the consideration specified below in this Section 2. The "Assets" shall include the following personal property, assets and rights, tangible and intangible (including goodwill), whether accrued, contingent or otherwise and whether now existing or hereafter acquired that relate primarily to or are used in the business conducted by Crown through Crown's Satellite business division, other than the Excluded Assets, and including without limitation:

               (i) the Fixed Assets, Intellectual Property and Assumed Contracts listed on Exhibit A;

               (ii) all trade accounts receivable, and rights to receive payments, and the benefit of security therefor reflected on the listing of net assets of Crown Satellite as of November 13, 1998 (the "Final Statement"), attached as Exhibit B;

               (iii) all inventories of raw material, work in process, finished products, goods, spare parts, replacement and component parts and office and other supplies (whether on hand, in transit or on order) reflected on Exhibit C (the "Inventories");

               (iv) all of the other assets that are reflected in the Final Statement, including credits, prepaid expenses, deferred charges, advance payments, security deposits and prepaid items;

               (v) all of the Books and Records;

               (vi) all rights under express or implied warranties from suppliers;

               (vii) to the extent their transfer is permitted by law, all Government Approvals, including all applications therefor;

               (viii) all rights to causes of action, lawsuits, claims and demands of any nature available to or being pursued by Crown or Crown Satellite with respect to the Assets;

               (ix) all guarantees, warranties, indemnities and similar rights;

               (x) all computer hardware and software, including all rights under licenses and other instruments or agreements relating thereto;

               (xi) all of the Specific Assets set forth on Exhibit A, attached hereto.

Notwithstanding anything in the foregoing to the contrary, Crown will retain and not transfer, and CMI will not acquire the following (collectively, the "Excluded Assets").

               (i)     Any interest in or right to acquire real property;

               (ii) The corporate minutes books or stock transfer records of Crown or any subsidiary;

               (iii)   Any insurance policy;

               (iv) Any asset of Crown that relates primarily to the general corporate business or the business of any division of Crown other than Crown Satellite;

               (v) The names and marks "Crown International" and "Crown Satellite";

               (vi)    Any right to or interest in any tax refund;

               (vii) Rights in computer software installed on Crown's computer network that is not used exclusively by Crown Satellite personnel.

        (b) PURCHASE PRICE. CMI agrees to pay to Crown at the Closing $7,500,000.00 (the "Purchase Price") by delivery of cash by wire transfer or other immediately available funds.

        (c) THE CLOSING. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of CMI in Tempe, Arizona, immediately upon execution of this Agreement or on such other date as CMI and Crown may mutually determine (the "Closing Date"). At the Closing, Crown will transfer the Assets to CMI free and clear of all Security Interests, by means of appropriate bills of sale, assignments, and other transfer documents. CMI will pay the Purchase Price to Crown. In addition, the Parties shall execute and deliver, each to the other, as appropriate:

               (i)     Management and Manufacturing Services Agreement

               (ii)    Lease Agreement

               (iii)   Employee Lease Agreement (Daniel Enns)

               (iv)    Bill of Sale

               (v)     Instrument of Assumption

               (vi)    Trademark Assignment in recordable form

               (vii)   Patent Assignment in recordable form

               (viii) Officer's Certificates certifying corporate authority for this transaction (both parties)

               (ix)    Incumbency Certificates (both parties)

        (d) ADDITIONAL PAYMENTS.

               (i) CMI shall also pay Crown, as additional consideration for the Assets, 18% of the Gross Margin (defined in Section 2(d)(iv) below) Earned (as defined in Section 2(d)(v) below) by CMI from the Crown Satellite Products or Crown Satellite Technology during the period beginning January 1, 1999 and ending December 31, 2001, less the portion thereof, if any (not more than 1.8% of Gross Margin) actually paid (net of tax withholding requirements) to participants in the Transition Bonus Plan For Management Employees of the Crown Satellite Division of Crown International, Inc. (the "Crown Satellite Bonus Plan").

               (ii) "Crown Satellite Products" means the following current products of Crown Satellite (by whatever name they may in the future be designated), together with all optional features and configurations: (1) DTMX1000 Data Multiplexer, (2) DTMX1000E Data Multiplexer, (3) DTAB1000 Audio Multiplexer, (4) DT5001P Gateway, (5) the software modules for network management and control associated with (1) through (4), (6) DR500 integrated receiver decoded ("IRD"), (7) DR1000 IRD, (8) DR1000E IRD, (9) DR2000 IRD, (10) the software modules for network management and control associated with (6) through (9), and direct successor products of (1) through (10).

               (iii) "Crown Satellite Technology" means any right or interest in the patents or patent applications included in the Assets or in any copyright respecting the software described in part (5) or (10) of the definition of Crown Satellite Products.

               (iv) For purposes of this Section 2(d), "Gross Margin" means the total revenue from product sales, royalties from third parties (net of any direct costs of development of the related Crown Satellite Technology), fees or other proceeds of sales, licensure or lease of Crown Satellite Products or Crown Satellite Technology (including any sale of any significant portion of the assets of the Crown Satellite business (regardless how such business may then be designated)) less any accounts receivable reserves specifically offsetting that revenue, less the cost of goods sold (which includes labor, materials, warranty reserve, inventory reserve, manufacturing variances and factory overhead) less any costs properly accrued for commissions to outside sales agents or representatives, all as recorded on the books and records of CMI in accordance with GAAP, pursuant to the standard prevailing accounting practices of CMI as determined by CMI's board of directors and chief financial officer, and only as such is applicable to the proper full cost accounting related to Crown Satellite Products.

               (v) For purposes of this Section 2(d) Gross Margin will have been "Earned" by CMI when recorded on the books and records of CMI as Gross Margin. CMI shall duly record all components of Gross Margin on its books and records in a accordance with GAAP and in a manner consistent with CMI's standard prevailing practice.

               (vi) On or before the 45th day after each calendar quarter through 2001, CMI shall deliver to Crown the following information certified by CMI's Chief Financial Officer: a financial statement showing its calculation of Gross Margin for such period setting forth all revenue itemized by product or source and applicable expenses itemized in reasonable detail; identification of each Crown Satellite Product then marketed or proposed to be marketed by CMI; information in reasonable detail, including financial terms, of any license, lease or sale of Crown Satellite Technology or other assets of the Crown Satellite business; and the calculation of the portion of Gross Margin otherwise payable to Crown that would (at the time of such certificate) be payable to each participant in the Crown Satellite Bonus Plan if payment were to be made to such participants on the date of such Certificate.

               (vii) For a period of 30 days after delivery of each certificate and related information described in the preceding paragraph following December 31, 1999, 2000 and 2001, CMI shall make its personnel available to Crown's independent auditors and provide to such auditors access to its books and records, as shall be necessary (at Crown's expense) to verify the Gross Margin and other information provided by CMI under the preceding paragraph.

               (viii) The payments, if any, to be made by CMI under this Section 2(d) will be payable annually on the forty-fifth (45th) day following the end of each calendar year (commencing February 14, 2000 for the calendar year 1999) by the delivery of cash by wire transfer or other immediately available funds.

               (ix) CMI shall assume Crown's payment obligations under the Crown Satellite Bonus Plan. In accordance with Section 2(d)(i), the payments due Crown shall be reduced in the amount of payments (not more than 1.8% of Gross Margin) actually made (net of tax withholding requirements) by CMI to participants in the Crown Satellite Bonus Plan. CMI and Crown acknowledge that no payment shall be made under such plan to any person who is not actively employed in the Crown Satellite business (regardless how such business may then be designated) at the end of the period for which payment is due. Any amount or payment otherwise payable under such plan that is not duly paid to the participants in the Plan shall revert and inure to Crown and shall be timely paid to Crown in accordance with
        Section 2(d)(viii). Neither the Crown Satellite Bonus Plan nor any Participation Agreement thereunder shall be amended, nor shall any Participant be added or new Participation Agreement be entered into, under such plan without Crown's prior written consent.

               (x) On or before delivery of each payment required by subsection
        (viii), above, CMI shall cause its independent auditors ("Auditors") to review the results of operations of Crown Satellite during the preceding calendar year, the related certificates provided by CMI under Section 2(d)(vi) above and such other information as the Auditors deem relevant and to prepare and deliver to both Parties a certificate stating that in the course of such review nothing has come to its attention to indicate that Gross Margin was not accurately determined in accordance with this Agreement or that any expenses or charges deducted from revenue were not allocated to Crown Satellite in a manner consistent with the standard prevailing practice of CMI and GAAP or, if applicable, noting any exception to the foregoing statement. In the event that the Auditors take an exception to the foregoing statement in the certificate, the payments due Crown shall be adjusted accordingly. Crown shall pay the Auditors' fee for their services under this subsection, unless an Auditors' certificate notes a material exception, in which event the fees related to obtaining such certificate shall be borne by CMI.

        (e) ASSUMED LIABILITIES. CMI shall assume and agree to pay and perform when lawfully due or required only the following debts, claims, commitments, liabilities or obligations of Crown (collectively, "Assumed Liabilities"):

               (i) The liabilities and obligations to be performed from and after the Closing Date under the Assumed Contracts;

               (ii) Liabilities and obligations to be performed after the Closing Date in respect of any Government Approvals included in the Assets;

               (iii) Warranty obligations in respect of Crown Satellite Products sold prior to the Closing Date to the extent of the warranty reserve reflected on the Final Statement;

               (iv) Obligations to Crown Satellite employees employed after the Closing by CMI under the Crown Satellite Bonus Plan; and

               (v) The following liabilities and obligations, but only to the extent reflected on the Final Statement: trade accounts payable, accrued payables, open purchase orders, goods received not invoiced, payroll (including required 401(k) plan contributions) and related taxes, vacation and sick pay, sales and use taxes, royalties, warranty reserve.

        (f) EXCLUDED LIABILITIES. Other than the Assumed Liabilities, CMI shall not assume or in any way be responsible for the debts, claims, commitments, liabilities or obligations of Crown of any kind whatsoever (collectively, the "Excluded Liabilities"). Without limiting the foregoing, Excluded Liabilities will include:

               (i) the sponsorship, administration, or contribution obligation of any entity under any Employee Benefit Plan or termination of any Employee Benefit Plan on or prior to the Closing Date (other than the Crown Satellite Bonus Plan, accrued payroll, 401(k) contributions and taxes, vacation, sick pay and related taxes reflected on the Final Statement).

               (ii) the termination of employment of any employee of Crown or Crown Satellite;

               (iii) any cause of action or judicial or administrative action, suit, proceeding or investigation relating to periods prior to the Closing Date;

               (iv) any failure or alleged failure to comply with, or any violation of any law rule, regulation, statute, ordinance, permit, judgment, injunction, order, decree, license or other government approval, which failure or violation occurred or is alleged to have occurred prior to the Closing Date;

               (v) any infringement or alleged infringement of the rights of any other person or entity arising out of the use of any Intellectual Property prior to the Closing Date;

               (vi) any liability for any Tax arising on or before the Closing Date;

               (vii) any liability arising from any violation or alleged violation of any Environmental, Health, and Safety Requirements;

               (viii) all obligations under all retention agreements, severance agreements, change of control agreements and similar arrangements (other than Participation Agreements under the Crown Satellite Bonus Plan); and

               (ix) any claim, litigation, action or proceeding, whether or not now pending or threatened, relating to Crown Satellite or the Assets to the extent arising out of or based upon product liability with respect to products shipped or sold prior to the Closing.

3.      REPRESENTATIONS AND WARRANTIES CONCERNING THE TRANSACTION.

        (a) REPRESENTATIONS AND WARRANTIES OF CROWN. Crown represents and warrants to CMI that the statements contained in this Section 3(a) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3(a)) with respect to itself, except as set forth in Annex I attached hereto.

               (i) Organization of Crown. Crown is duly organized and validly existing under the laws of the jurisdiction of its incorporation.

               (ii) Authorization of Transaction. Crown has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of Crown enforceable in accordance with its terms and conditions. Crown need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

               (iii) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Crown is subject or any provision of its charter or bylaws; or (B) violate, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Crown is a party or by which it is bound or to which any of its assets is subject.

               (iv) Brokers' Fees. Crown has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which CMI could become liable or obligated.

        (b) REPRESENTATIONS AND WARRANTIES OF CMI. CMI represents and warrants to Crown that the statements contained in this Section 3(b) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3(b)), except as set forth in Annex II attached hereto.

               (i) Organization of CMI. CMI is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

               (ii) Authorization of Transaction. CMI has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of CMI, enforceable in accordance with its terms and conditions. CMI need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

               (iii) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which CMI is subject or any provision of its charter or bylaws or (B) violate, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which CMI is a party or by which it is bound or to which any of its assets is subject.

               (iv) Brokers' Fees. CMI has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Crown could become liable or obligated.

4. REPRESENTATIONS AND WARRANTIES CONCERNING CROWN AND CROWN SATELLITE. Crown represents and warrants to CMI that the statements contained in this
Section 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this
Section 4), except as set forth in the disclosure schedule delivered by Crown to CMI on the date hereof and initialed by the Parties (the "Disclosure Schedule"). Nothing in the Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein, however, unless the Disclosure Schedule identifies the exception with particularity and describes the relevant facts in detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of any document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein. The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 4.

        (a) QUALIFICATION. Crown is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where the operation of Crown Satellite causes such qualification to be required. Crown has full power and authority and all licenses, permits and authorizations necessary to carry on the business of Crown Satellite and to own the Assets.

        (b) TITLE TO ASSETS. Crown has good and marketable title to, or a valid and defensible leasehold interest or license in, the Assets.

        (c) FINANCIAL STATEMENTS. Attached hereto as Exhibit D are the following financial statements (collectively and together with the Final Statement, the "Financial Statements"): (i) unaudited statements of profit and loss for Crown Satellite for the fiscal years ended December 28, 1996 and December 27, 1997,(the "Most Recent Fiscal Year End") and for the nine months ended September 26, 1998 (the "Most Recent Fiscal Month End"), and (ii) the unaudited listing of net assets of Crown Satellite as of September 26, 1998 ("Most Recent Net Asset Statement"). Such statements of profit and loss (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby and present fairly the results of operations of Crown Satellite for such periods.

        (d) EVENTS SUBSEQUENT TO MOST RECENT FISCAL MONTH END. Since the Most Recent Fiscal Month End, there has not been any material adverse change in the business, financial condition, operations, results of operations, or future prospects of Crown Satellite taken as a whole. Without limiting the generality of the foregoing, since that date in its operation of Crown Satellite, Crown has not:

               (i) sold, leased, transferred, or assigned any Assets, tangible or intangible, outside the Ordinary Course of Business;

               (ii) entered into any agreement, contract, lease, or license (or series of related agreements, contracts, leases, or licenses) either involving more than $50,000 or outside the Ordinary Course of Business;

               (iii) accelerated, terminated, made modifications to, or canceled any Contract;

               (iv) imposed any Security Interest upon any of the Assets, tangible or intangible;

               (v) made any capital expenditures outside the Ordinary Course of Business;

               (vi) made any capital investment in, or any loan to, any other Person outside the Ordinary Course of Business;

               (vii) created, incurred, assumed, or guaranteed any indebtedness for borrowed money and capitalized lease obligations;

               (viii) granted any license or sublicense of any rights under or with respect to any Intellectual Property;

               (ix) experienced any material damage, destruction, or loss (whether or not covered by insurance) to its property;

               (x) has not made any loan to, or entered into any other transaction with any of the officers or employees of Crown Satellite;

               (xi) entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement with any of the officers or employees of Crown Satellite;

               (xii) granted any increase in the base compensation of any of the officers or employees of Crown Satellite outside the Ordinary Course of Business;

               (xiii) adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of the officers or employees of Crown Satellite;

               (xiv) made any other change in employment terms for any of the officers or employees of Crown Satellite outside the Ordinary Course of Business.

               (xv) committed to any of the foregoing.

        (e) UNDISCLOSED LIABILITIES. Crown has no liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due, including any liability for taxes) required by GAAP to be shown on a balance sheet of Crown Satellite in accordance with Crown's past practice, except for (i) liabilities set forth on the face of the Most Recent Net Asset Statement or Final Statement (rather than in any notes thereto) and (ii) liabilities which have arisen after the Most Recent Fiscal Month End in the Ordinary Course of Business.

        (f) LEGAL COMPLIANCE. In its operation of Crown Satellite, Crown has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced alleging any failure so to comply.

        (g) REAL PROPERTY. The Assets do not include any interest in real property nor any options, purchase rights, or other contracts or commitments that could permit the holder thereof to acquire title to real property.

        (h) INTELLECTUAL PROPERTY.

               (i) Crown owns or has the right to use pursuant to license, sublicense, agreement, or permission all Intellectual Property necessary or desirable for the operation of the business of Crown Satellite as presently conducted and as presently proposed to be conducted. Each item of Intellectual Property owned or used in the operation of Crown Satellite immediately prior to the Closing will be owned or available for use by CMI on identical terms and conditions immediately subsequent to the Closing.

               (ii) In the operation of Crown Satellite, Crown has not interfered with, infringed upon, misappropriated, or violated any Intellectual Property rights of third parties, and none of Crown, or its directors and officers has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that Crown must license or refrain from using any Intellectual Property rights of any third party). To the Knowledge of Crown, no third party has interfered with, infringed upon, misappropriated, or violated any Intellectual Property rights included among the Assets.

               (iii) Section 4(h)(iii) of the Disclosure Schedule identifies each patent or registration which has been issued to Crown with respect to any of the Intellectual Property of Crown Satellite, identifies each pending patent application or application for registration which Crown has made with respect to any of the Intellectual Property of Crown Satellite, and identifies each license, agreement, or other permission (other than non-disclosure agreements entered into in connection with the proposed sale of Crown Satellite, none of which purports to convey any interest in the Crown Satellite Technology) which Crown has granted to any third party with respect to any of the Intellectual Property of Crown Satellite (together with any exceptions). Crown has delivered to CMI correct and complete copies of all such patents, registrations, applications, licenses, agreements, and permissions (as amended to date). Section 4(h)(iii) of the Disclosure Schedule also identifies each trade name or unregistered trademark used by Crown in connection with the business of Crown Satellite. With respect to each item of Intellectual Property required to be identified in Section 4(h)(iii) of the Disclosure Schedule:

                      (A) Crown possesses all right, title, and interest in and
               to the item, free and clear of any Security Interest, license, or other restriction;

                      (B) the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

                      (C) no action, suit, proceeding, hearing, investigation,
               charge, complaint, claim, or demand is pending or, to Crown's Knowledge, threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and

                      (D) Crown has not agreed to indemnify any Person for or
               against any interference, infringement, misappropriation, or other conflict with respect to the item.

               (iv) Section 4(h)(iv) of the Disclosure Schedule identifies each item of Intellectual Property that any third party owns and that Crown uses in the operation of Crown Satellite pursuant to license, sublicense, agreement, or permission. Crown has delivered to CMI correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). With respect to each item of Intellectual Property required to be identified in Section 4(h)(iv) of the Disclosure Schedule:

                      (A) the license, sublicense, agreement, or permission
               covering the item is legal, valid, binding, enforceable, and in full force and effect;

                      (B) no party to the license, sublicense, agreement, or
               permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                      (C) no party to the license, sublicense, agreement, or
               permission has repudiated any provision thereof;

                      (D) no action, suit, proceeding, hearing, investigation,
               charge, complaint, claim or demand is pending or, to Crown's Knowledge, threatened which challenges the legality, validity, or enforceability of the underlying item of Intellectual Property; and

                      (E) Crown has not granted any sublicense or similar right
               with respect to the license, sublicense, agreement, or permission.

        (i) TANGIBLE ASSETS; ADEQUACY. The machinery, equipment, and other tangible assets that Crown owns and leases and uses in the operation of Crown Satellite are free from material defects (patent and latent), have been maintained in accordance with normal industry practice, and are in good operating condition and repair (subject to normal wear and tear). The Assets collectively, taken together with the facilities and services to be provided by Crown under the documents listed in Section 2(c), comprise all the assets that are necessary to the continued operation of Crown Satellite in the manner that it has heretofore been operated by Crown.

        (j) INVENTORY. The inventory of Crown Satellite consists of open purchase orders, raw materials and supplies, manufactured and processed parts, work in process, and finished goods, all of which is merchantable and fit for the purpose for which it was procured or manufactured, and none of which is slow-moving, obsolete, damaged, or defective, subject only to the reserve for inventory set forth on the face of the Final Statement (rather than in any notes thereto) as adjusted for operations and transactions through the Closing Date in accordance with the past custom and practice of Crown and Crown Satellite.

        (k) CONTRACTS. Exhibit A or Section 4(k) of the Disclosure Schedule lists the following contracts and other agreements to which Crown is a party in connection with the operation of Crown Satellite (the "Contracts"):

               (i) any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $5,000 per annum or outside the Ordinary Course of Business;

               (ii) any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year or involve consideration in excess of $50,000;

               (iii) any agreement concerning a partnership or joint venture;

               (iv) any agreement (or group of related agreements) under which it has imposed a Security Interest on any of the Assets, tangible or intangible;

               (v) any agreement concerning confidentiality or noncompetition, except for nondisclosure agreements entered into in connection with the proposed sale of Crown Satellite.

               (vi)   any agreement with Crown's Affiliates;

               (vii) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other plan or arrangement for the benefit of the employees of Crown Satellite;

               (viii) any collective bargaining agreement covering any employee of Crown Satellite;

               (ix) any agreement for the employment of any individual in the operation of Crown Satellite on a full-time, part-time, consulting, or other basis;

               (x) any agreement under which it has advanced or loaned any amount to any of the employees of Crown Satellite outside the Ordinary Course of Business;

               (xi) any agreement under which the consequences of a default or termination could have a material adverse effect on the business, financial condition, operations, results of operations, or future prospects of Crown Satellite; or

               (xii) any other agreement (or group of related agreements) the performance of which involves consideration in excess of $50,000.

Crown has delivered to CMI a correct and complete copy of each Assumed Contract listed in Section 4(k) of the Disclosure Schedule (as amended to date) and a written summary setting forth the material terms and conditions of each oral Assumed Contract referred to in Section 4(k) of the

Disclosure Schedule. With respect to each such Assumed Contract: (A) the agreement is legal, valid, binding, enforceable, and in full force and effect;
(B) to Crown's Knowledge, no party is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; (C) no party has repudiated any provision of the agreement; and (D) Crown has not granted to any distributor, representative, employee or agent any exclusive rights with respect to the marketing or sale of any products or services which Crown Satellite offers, or proposes to offer, as of the Closing Date.

        (l) ACCOUNTS RECEIVABLE. All accounts receivable outstanding in the operation of Crown Satellite are reflected properly on its books and records and are valid receivables subject to no setoffs or counterclaims. The reserve for bad debts set forth on the face of the Final Statement (rather than in any notes thereto), as adjusted for operations and transactions through the Closing Date, has been established in accordance with the past custom and practice of Crown Satellite.

        (m) INSURANCE. Crown maintains property, casualty, liability and workers' compensation insurance coverage of Crown Satellite's assets and operations in reasonable and customary amounts with reputable carriers.

        (n) LITIGATION. Section 4(n) of the Disclosure Schedule sets forth each instance in which Crown, in connection with the operation of Crown Satellite (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party or, to Crown's Knowledge, is or may be threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator.

        (o) PRODUCT WARRANTY. Substantially all of the products manufactured, sold, leased, and delivered by Crown Satellite have conformed with all applicable contractual commitments and all express and implied warranties. Substantially all of the products manufactured, sold, leased, and delivered by Crown Satellite are subject to standard terms and conditions of sale or lease.
Section 4(o) of the Disclosure Schedule includes copies of the standard terms and conditions of sale or lease for Crown Satellite Products (containing applicable guaranty, warranty, and indemnity provisions).

        (p) PRODUCT LIABILITY. Crown has no liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due) arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product manufactured, sold, leased, or delivered by Crown Satellite.

        (q) EMPLOYEE BENEFITS. Section 4(q) of the Disclosure Schedule lists each Employee Benefit Plan that Crown maintains or to which Crown contributes or has any obligation to contribute and in which any Crown Satellite employee participates.

        (r) ENVIRONMENT, HEALTH, AND SAFETY MATTERS. Neither this Agreement nor the consummation of the transaction that is the subject of this Agreement will result in any obligations for site investigation or cleanup, or notification to or consent of government agencies or third parties, pursuant to any of the so-called "transaction-triggered" or "responsible property transfer" Environmental, Health, and Safety Requirements.

        (s) CROWN SATELLITE PRODUCTS. Crown has given CMI complete access to all information related to the Crown Satellite Products (including all information concerning design, manufacture, marketing, sale, use, and repair), and to the best of its Knowledge has disclosed to CMI with particularity all material aspects of those products, their design, manufacture, markets, sale, use, and repair. To the best of its Knowledge, the Crown Satellite Products and their underlying software code are merchantable and fit for the purpose for which they were designed (which purpose has been disclosed to CMI).

        (t) YEAR 2000 READINESS DISCLOSURE. Crown has taken such steps as are reasonably necessary to provide for the Year 2000 Compliant status of the Crown Satellite Products listed in parts (1) through (10) of the definition thereof.

        (u) DISCLOSURE. The representations and warranties contained in this
Section 4 do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this Section 4 not misleading.

5. POST-CLOSING COVENANTS. The Parties agree as follows with respect to the period following the Closing.

        (a) GENERAL. In case at any time after the Closing any further action is necessary to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Section 6 below). Crown acknowledges and agrees that from and after the Closing CMI will be entitled to possession of all documents, Books and Records relating primarily to Crown Satellite. Crown shall make available to CMI for review and copying (at CMI's expense) during normal business hours such other documents and records relating to Crown Satellite as it may from time to time reasonably request in connection with its continued operation of Crown Satellite.

        (b) LITIGATION SUPPORT. In the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with
(i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving Crown Satellite, each of the other Parties will cooperate with it and its counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under Section 6 below).

        (c) TRANSITION. Crown will take no action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of Crown Satellite from maintaining the same business relationships with Crown Satellite after the Closing as it maintained with Crown Satellite prior to the Closing.

        (d) CONFIDENTIALITY. Crown will treat and hold in confidence all of the Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement, and after such time as Crown no longer requires the Confidential Information for use in connection with this Agreement, Crown shall deliver promptly to CMI or destroy, at the request and option of CMI, all tangible embodiments (and all copies) of the Confidential Information which are in its possession.

        (e) COVENANTS NOT TO COMPETE.

               (i) For a period of four years from and after the Closing Date and except as provided in Section 5(e)(ii), neither Crown nor any Crown Affiliate will engage directly or indirectly, for itself or himself or for any other person or entity, in any business that Crown Satellite conducts, or contemplates conducting as of the Closing Date. Included within the prohibition of the preceding sentence is the design, development, manufacture or sale (including sale as a principal, representative or otherwise) of the Crown Satellite Products and related items and systems which are comparable to those which were or are offered, or contemplated to be offered, by Crown Satellite prior to the Closing Date.

               (ii) Notwithstanding anything to the contrary in Section 5(e)(i), no owner of less than 1% of the outstanding stock of any publicly-traded corporation shall be deemed to engage solely by reason thereof in any of the prohibited businesses.

               (iii) If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section 5(e) is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

               (iv) For a period of two years from and after the Closing Date, neither Crown nor any Crown Affiliate will directly or indirectly solicit, or hire, or directly or indirectly attempt to solicit, or hire any employees of the business of Crown Satellite, regardless of the name under which such business is then operated by CMI.

        (f) USE OF BUSINESS NAMES. For a period of one (1) year from the Closing Date, Crown grants to CMI, effective as of the Closing Date, on a fully-paid, royalty-free basis, the non-exclusive license to use the "Crown Satellite" name and logo (including marks, trade names, trademarks, service names, service marks and symbols) in connection with the operation of the business of Crown Satellite, however it may be named, by CMI after the Closing. CMI shall assure that all Crown Satellite Products sold under the "Crown Satellite" trade name are of a level of quality and reliability at least equal to CMI's ISO 9001 quality standard. CMI shall conform every use of the "Crown Satellite" trade name to the form and usage instructions provided by Crown in writing to CMI from time to time. Pursuant to the information review procedures set forth in Section 2(d), Crown shall have the right to assess the quality of the Crown Satellite Products being marketed by CMI under the "Crown Satellite" trade name and CMI's form of use of the trade name. If Crown determines that CMI has materially failed to comply with its obligations under this section, Crown may terminate CMI's license hereunder by delivery of written notice to that effect if CMI has not restored compliance with the quality or use standards within 90 days following the date of such notice. In that event, CMI shall use all reasonable efforts to terminate its use of the "Crown Satellite" name and any name or mark derivative thereof or confusingly similar thereto as promptly as practicable.

        (g) EMPLOYEES. CMI shall offer employment to all employees of Crown Satellite listed on Exhibit E. CMI shall honor the accrued vacation of each of such employees and permit such employees to take paid vacation to the extent of such amounts included in the Assumed Liabilities in accordance with its vacation policies generally. CMI shall assure that all such employees receive the benefit of the accrued payroll, and related taxes included in the Assumed Liabilities, as well as payments in accordance with the Crown Satellite Bonus Plan. Crown shall pay the employees listed on Exhibit E any accrued sick pay promptly following the Closing. CMI acknowledges that Daniel Enns will remain an employee of Crown for an indefinite period of time. Crown shall lease the services of Mr. Enns to CMI pursuant to the Employee Lease Agreement of even date herewith.

        (h) ACCRUED EXPENSES. CMI shall reimburse Crown for the payment of accrued sales and use taxes, group insurance expenses, accrued payroll, 401(k) contributions and sick pay included in the Assumed Liabilities promptly upon receipt of written notice from Crown that such expenses have been paid.

        (i) WARRANTY WORK. CMI shall perform or cause to be performed any necessary warranty work and service on Crown Satellite Products sold prior to the Closing Date; provided, that Crown shall reimburse CMI for the actual cost of such work (only to the extent such costs exceed the warranty reserve reflected on the Final Statement) promptly upon receipt of an invoice therefore from CMI.

6.      REMEDIES FOR BREACHES OF THIS AGREEMENT.

        (a) SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All of the representations and warranties contained in this Agreement shall survive the Closing hereunder (even if the damaged Party knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing) and continue in full force and effect for a period of 18 months after the Closing.

        (b) INDEMNIFICATION PROVISIONS FOR BENEFIT OF CMI.

               (i) In the event Crown breaches (or in the event any third party alleged facts that, if true, would mean Crown has breached) any of its representations, warranties, and covenants contained herein, and CMI makes a written claim for indemnification against Crown prior to the end of the applicable survival period, then Crown agrees to indemnify CMI from and against any Adverse Consequences CMI may suffer through and after the date of the claim for indemnification (including any Adverse Consequences CMI may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or alleged breach);

               (ii) Crown agrees to indemnify CMI from and against any Adverse Consequences CMI may suffer resulting from, arising out of, relating to, in the nature of, or caused by any Excluded Liability of Crown.

               (iii) The foregoing notwithstanding, Crown shall not have any obligation to indemnify CMI under this Section 6(b) from and against any Adverse Consequences until CMI has suffered Adverse Consequences by reason of all such breaches or other matters in excess of a $100,000 aggregate deductible (after which point Crown will be obligated only to indemnify CMI from and against further such Adverse Consequences).

        (c) INDEMNIFICATION PROVISIONS FOR BENEFIT OF CROWN.

               (i) In the event CMI breaches (or in the event any third party alleged facts that, if true, would mean CMI has breached) any of its representations, warranties, and covenants contained herein, and Crown makes a written claim for indemnification against CMI prior to the end of the applicable survival period, then CMI agrees to indemnify Crown from and against any Adverse Consequences Crown may suffer through and after the date of the claim for indemnification (including any Adverse Consequences Crown may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or alleged breach);

               (ii) CMI agrees to indemnify Crown from and against any Adverse Consequences Crown may suffer resulting from, arising out of, relating to, in the nature of, or caused by any Assumed Liability.

               (iii) The foregoing notwithstanding, CMI shall not have any obligation to indemnify Crown from and against any Adverse Consequences until Crown has suffered Adverse Consequences by reason of all such breaches or other matters in excess of a $100,000 aggregate deductible (after which point CMI will be obligated only to indemnify Crown from and against further such Adverse Consequences).

        (d) MATTERS INVOLVING THIRD PARTIES.

               (i) If any third party shall notify any Party (the "Indemnified Party") with respect to any matter (a "Third Party Claim") which may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under this Section 6, then the Indemnified Party shall promptly notify the Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

               (ii) Any Indemnifying Party will have the right to assume the defense of the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party at any time within 15 days after the Indemnified Party has given notice of the Third Party Claim; provided, however, that the Indemnifying Party must conduct the defense of the Third Party Claim actively and diligently thereafter in order to preserve its rights in this regard; and provided further that the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim.

               (iii) So long as the Indemnifying Party has assumed and is conducting the defense of the Third Party Claim in accordance with
        Section 6(d)(ii) above, (A) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably) unless the judgment or proposed settlement involves only the payment of money damages by the Indemnifying Party and does not impose an injunction or other equitable relief upon the Indemnified Party and (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably).

               (iv) In the event the Indemnifying Party fails to assume and conduct the defense of the Third Party Claim in accordance with Section 6(d)(ii) above, however, (A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith) and (B) the Indemnifying Party will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in this Section 6.

        (e) NOTICE. In the event any Party breaches (or in the event any third party alleges facts that, if true, would mean any Party has breached) any of its covenants or any of its representations and warranties in this Agreement or in the event that any third party shall notify any Indemnified Party with respect to a Third Party Claim which may give rise to a claim for indemnification against the Indemnifying Party, then the (alleged) breaching Party or Indemnifying Party, as the case may be, shall provide detailed written notice to the other Parties of the occurrence and nature of the relevant event.

        (f) INDEMNITY CAP. No Party shall be obligated to make payments or provide indemnity to other persons under this Section 6 in the aggregate in excess of an amount equal to the Purchase Price.

7.      TAX MATTERS.

        (a) COOPERATION ON TAX MATTERS.

               (i) CMI and Crown shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of tax returns pursuant to this Section and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Crown and CMI each agree
        (A) to retain all books and records with respect to Tax matters pertinent to Crown Satellite relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by CMI or Crown, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority, and (B) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, Crown shall allow the other party to take possession of such books and records.

               (ii) CMI and Crown further agree, upon request, to use their best efforts to obtain any certificate or other document from any governmental authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

        (b) CERTAIN TAXES. All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement shall be paid by Crown when due, and Crown will, at its own expense, file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, and, if required by applicable law, CMI will, and will cause its affiliates to, join in the execution of any such Tax Returns and other documentation.

        (c) ALLOCATION OF PURCHASE PRICE. On or before December 31, 1998, CMI shall deliver to Crown its proposed allocation of the Purchase Price, payments under Section 2(d) and Assumed Liabilities to the Assets and Assumed Liabilities. Unless Crown shall object to such allocation on a reasonable basis within 10 business days of such delivery, such proposed allocation shall be binding. Should Crown object to such allocation, the Parties shall negotiate in good faith for a period of 30 days to determine a mutually acceptable allocation. The allocation that becomes final pursuant to the forgoing is referred to as the "Allocation". The Parties acknowledge that such Allocation shall be determined pursuant to arm's length bargaining between the Parties regarding the fair market values of the Assets in accordance with Section 1060 of the Internal Revenue Code of 1986, as amended. The Parties shall report (including with respect to the filing of Form 8594 to the Internal Revenue Service) the sale and purchase of the Assets for all income tax purposes in a manner consistent with such Allocation and shall not, in connection with the filing of such return, make any allocation of the Purchase Price, other payments and Assumed Liabilities which is contrary to the Allocation. The Parties agree to consult with one another with respect to any tax audit, controversy or litigation relating to the Allocation.

        (d) RESEARCH AND DEVELOPMENT CREDIT. Crown agrees to provide CMI the necessary information to allow CMI to adjust its base period for purposes of computing the research and development credit in accordance with Section 41(f)(3) of the Internal Revenue Code of 1986, as amended.

8.      TERMINATION.

        (a) TERMINATION OF AGREEMENT. This Agreement may be terminated as provided below:

               (i) CMI and Crown may terminate this Agreement by mutual written consent at any time prior to the Closing;

               (ii) Either Party may terminate this Agreement by giving written notice to the other if the Closing shall not have occurred on or before January 1, 1999.

        (b) EFFECT OF TERMINATION. If any Party terminates this Agreement pursuant to Section 8(a) above, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party (except for any liability of any Party then in breach).

9.      MISCELLANEOUS.

        (a) PRESS RELEASES AND PUBLIC ANNOUNCEMENTS. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of CMI and Crown; provided, however, that CMI may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case CMI will use its reasonable best efforts to advise Crown prior to making the disclosure).

        (b) NO THIRD-PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

        (c) ENTIRE AGREEMENT. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

        (d) SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of CMI and Crown; provided, however, that CMI may (i) assign any or all of its rights and interests hereunder to one or more of its Affiliates, or (ii) designate one or more of its Affiliates to perform its obligations hereunder, or
(iii) assign all of its rights, interests and obligations hereunder to a successor in interest to substantially all of its assets (provided, that in any or all of which cases (i), (ii) or (iii) CMI nonetheless shall remain responsible for the performance of all of its obligations hereunder).

        (e) SALE OF ASSETS. Should CMI enter into any agreement to sell a substantial part of the assets of the Crown Satellite business (whatever the designation of the business at the time) prior to December 31, 2001, such that following such sale a majority of the Gross Margin from Crown Satellite Products and Crown Satellite Technology would no longer inure to the benefit of CMI, then, as a condition to such sale, CMI shall either (i) require the transferee to assume CMI's obligations under Section 2(d) of this Agreement or (ii) provide for the continued receipt by Crown of the information necessary to calculate and verify the Gross Margin of the acquiror, as well as the Gross Margin of CMI, in which case, CMI's obligations under Section 2(d) of this Agreement shall continue to apply in respect of the combined Gross Margin of the acquiror and CMI.

        (f) COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

        (g) HEADINGS. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

        (h) NOTICES. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, or by a nationally recognized express courier, and addressed to the intended recipient as set forth below:


        If to CMI, to:  California Microwave, Inc.
                        Satellite Communications Division
                        2114 W. Seventh Street
                        Tempe, Arizona 85281
                        Facsimile No.: (602) 966-0263
                        Attn.: President

       with a copy to:  California Microwave, Inc.
                        1143 Borregas Avenue
                        Sunnyvale, CA  94089
                        Facsimile No.: (408) 732-4244
                        Attn.: General Counsel

          If to Crown:  Crown International, Inc.
                        1718 W. Mishawaka Road
                        P.O. Box 1000
                        Elkhart, IN 46515-1000
                        Facsimile No.: (219) 294-8163
                        Attn.:  Richard Newberry

       with a copy to:  Barnes & Thornburg
                        11 S. Meridian Street
                        Indianapolis, Indiana 46204
                        Facsimile No.: (317) 231-7433
                        Attn.: Eric R. Moy, Esq.

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

        (i) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Illinois without giving effect to any choice or conflict of laws provision or rule.

        (j) AMENDMENTS AND WAIVERS. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by CMI and Crown. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

        (k) SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

        (l) EXPENSES. Each of the Parties will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

        (m) CONSTRUCTION. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean "including without limitation."

        (n) INCORPORATION OF EXHIBITS, ANNEXES, AND SCHEDULES. The Exhibits, Annexes, and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

10.     DEFINITIONS.

        "Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, reasonable amounts paid in settlement, liabilities, obligations, taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses.

        "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act.

        "Allocation" has the meaning set forth in Section 7(c) above.

        "Assets" has the meaning set forth in Section 2(a) above.

        "Assumed Contracts" means the contracts and agreements listed or described on Exhibit A.

        "Assumed Liabilities" has the meaning set forth in Section 2(e) above.

        "Auditors" has the meaning set forth in Section 2(d)(x) above.

        "Books and Records" means books and records, including manuals, price lists, mailing lists, lists of customers, production data, sales and promotional materials, purchasing materials, manufacturing and quality control records and procedures, research and development files, accounting records (regardless of the media in which they are stored) primarily relating to or used in the business of Crown Satellite.

        "Closing" has the meaning set forth in Section 2(c) above.

        "Closing Date" has the meaning set forth in Section 2(c) above.

        "CMI" has the meaning set forth in the preface above.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Confidential Information" has the meaning described in the Non-disclosure Agreement between the Parties dated as of August 25, 1998.

        "Contracts"  has the meaning set forth in Section 4(k) above.

        "Crown" has the meaning set forth in the preface above.

        "Crown Satellite" has the meaning set forth in the preface above.

        "Crown Satellite Bonus Plan" has the meaning set forth in Section 2(d)(i) above.

        "Crown Satellite Products" has the meaning set forth in Section 2(d)(ii) above.

        "Crown Satellite Technology" has the meaning set forth in Section 2(d)(iii) above.

        "Disclosure Schedule" has the meaning set forth in Section 4 above.

        "Earned" has the meaning set forth in Section 2(d)(v) above.

        "Employee Benefit Plan" means any (a) nonqualified deferred compensation or retirement plan or arrangement, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multiemployer Plan), or (d) Employee Welfare Benefit Plan or fringe benefit or other retirement, bonus, or incentive plan or program.

        "Employee Pension Benefit Plan" has the meaning set forth in ERISA
Section 3(2).

        "Employee Welfare Benefit Plan" has the meaning set forth in ERISA
Section 3(1).

        "Environmental, Health, and Safety Requirements" shall mean all federal, state, local and foreign statutes, regulations, ordinances and similar provisions having the force or effect of law, all judicial and administrative orders and determinations, and all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including without limitation all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation.

        "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

        "Excluded Assets" has the meaning set forth in Section 2(a) above.

        "Excluded Liabilities" has the meaning set forth in Section 2(f) above.

        "Final Statement" has the meaning set forth in Section 2(a)(ii) above.

        "Financial Statements" has the meaning set forth in Section 4(c) above.

        "Fixed Assets" means machinery, equipment, furniture, furnishings, vehicles, tools, dies, molds and other tangible personal property, other than Inventories, whether or not attached to real property.

        "GAAP" means United States generally accepted accounting principles as in effect from time to time.

        "Government Approval" means any consent of, with or to any government authority.

        "Gross Margin" has the meaning set forth in Section 2(d)(iv) above.

        "Income Tax" means any federal, state, local, or foreign income tax, including any interest, penalty, or addition thereto, whether disputed or not.

        "Indemnified Party" has the meaning set forth in Section 6(d) above.

        "Indemnifying Party" has the meaning set forth in Section 6(d) above.

        "Intellectual Property" means (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

        "Inventories" has the meaning set forth in Section 2(a)(iii) above.

        "Knowledge" means the actual knowledge of an individual or with respect to an entity, the actual knowledge of the directors or officers of such entity or of its management employees with direct responsibility for the matter in question including such knowledge as such persons would normally acquire in the performance of their respective duties.

        "Most Recent Net Asset Statement" has the meaning set forth in Section 4(c) above.

        "Most Recent Fiscal Month End" has the meaning set forth in Section 4(c) above.

        "Most Recent Fiscal Year End" has the meaning set forth in Section 4(c) above.

        "Multiemployer Plan" has the meaning set forth in ERISA Section 3(37).

        "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

        "Party" and "Parties" each has the meaning set forth in the preface above.

        "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

        "Purchase Price" has the meaning set forth in Section 2(b) above.

        "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for taxes not yet due and payable or for taxes that the taxpayer is contesting in good faith through appropriate proceedings and disclosed to CMI in writing prior to Closing, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

        "Specific Assets" has the meaning set forth in Section 2(a)(xi) above.

        "Subsidiary" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

        "Tax" means any federal, state, provincial, local or foreign income, alternative, minimum, accumulated earnings, personal holding company, franchise, capital stock, net worth, capital, profits, windfall profits, gross receipts, value added, sales, use, goods and services, excise, customs, duties, transfer, conveyance, mortgage, registration, stamp, documentary, recording, premium, severance, environmental, real property, personal property, ad valorem, intangibles, rent, occupancy, license, occupational, employment, unemployment insurance, social security, disability, workers' compensation, payroll, health care, withholding, estimated or other similar tax, duty or other governmental charge or assessment or deficiencies thereof, and including any interest, penalties or additions to tax attributable to the foregoing.

        "Third Party Claim" has the meaning set forth in Section 6(d) above.

        "Year 2000 Compliant" means that the information technology accurately processes date/time data (including, but not limited to, calculating, comparing and sequencing) from, into and between the twentieth and twenty-first centuries, and the year 1999 and 2000 and leap year calculations, to the extent that other information technology, used in combination with the information technology being considered, properly exchanges date/time data with it.


                                      *****

        IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.




CROWN INTERNATIONAL, INC.                    CALIFORNIA MICROWAVE, INC.



----------------------------------           ----------------------------------
By:     Richard A. Newberry                  By:     Donald Anderson
Title:  Chief Executive Officer              Title:  Executive Vice President